SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 27, 2007
Date of Report
(Date of Earliest Event Reported)

 SONOSITE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

(425) 951-1200
(Registrant's Telephone Number, Including Area Code)

 None
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 30, 2007, SonoSite, Inc. ("SonoSite") issued a press release announcing its acquisition of LumenVu, Inc., a privately held, development stage company based in Philadelphia.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated into this current report by reference.

Item 2.02	Results of Operations and Financial Condition.

On July 30, 2007, SonoSite, Inc. ("SonoSite") issued a press release announcing its financial results for the second quarter ended June 30, 2007. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated into this current report by reference.

Item 8.01	Other Events.

On July 30, 2007, SonoSite announced that the underwriters of the $200 million convertible senior notes offering had exercised their option to purchase $25 million in aggregate principal amount of additional notes to cover over-allotments. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated into this current report by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	SonoSite press release issued July 30, 2007, announcing its acquisition of LumenVu, Inc., a privately held, development stage company based in Philadelphia.
99.2

SonoSite press release issued July 30, 2007, announcing its financial results for the second quarter ended June 30, 2007 and the exercise and closing of the purchase by the underwriters of the $200 million convertible senior notes offering on their option to purchase $25 million in aggregate principal amount of additional notes to cover over-allotments.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	July 30, 2007	By:	/s/ MICHAEL J. SCHUH

Michael J. Schuh Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	SonoSite press release issued July 30, 2007, announcing its acquisition of LumenVu, Inc., a privately held, development stage company based in Philadelphia.
99.2

SonoSite press release issued July 30, 2007, announcing its financial results for the second quarter ended June 30, 2007 and the exercise and closing of the purchase by the underwriters of the $200 million convertible senior notes offering on their option to purchase $25 million in aggregate principal amount of additional notes to cover over-allotments.